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                                                                 Exhibit 3.1



                          CERTIFICATE OF INCORPORATION
                                       OF
                       4FRONT SOFTWARE INTERNATIONAL, INC.
                           --------------------------

                            Under Section 102 of the
                             General Corporation Law

                           --------------------------

            The undersigned, for the purpose of forming a corporation pursuant to the provisions of the General Corporation Law of the State of Delaware, does hereby certify as follows:

            FIRST: The name of the Corporation is 4Front Software International, Inc.

            SECOND: The address of the registered office of the Corporation in the State of Delaware shall be at Corporation Trust Center, 1209 Orange Street, City of Wilmington, County of New Castle and the name of its registered agent at such address shall be The Corporation Trust Company.

            THIRD: The purpose of the Corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of Delaware as set forth in Title 8 of the Delaware Code 1953, as amended (the "GCL").

            FOURTH: The total number of shares of all classes of stock which the Corporation has authority to issue is thirty five million (35,000,000) shares, consisting of thirty million (30,000,000) shares of Common Stock, par value $.001 per share (the "Common Stock"), and five million (5,000,000) shares of Preferred Stock, par value $.001 per share, which shall have such designations as may be authorized by the Board of Directors from time to time (the "Preferred Stock"). The Board of Directors is hereby authorized, subject to the provisions contained in this Article IV, to issue the Preferred Stock from time to time in one or more series, which Preferred Stock shall rank senior to the Common Stock as to dividends and distribution of assets of the Corporation on dissolution, as hereinafter provided, and shall have such distinctive designations as may be stated in the resolution or resolutions providing for the issuance of shares of a particular series of Preferred Stock. In such resolution or resolutions providing for the issuance of shares of a particular series of Preferred Stock, the Board of Directors is hereby expressly authorized and empowered to fix the number of shares constituting such series and to fix the relative rights and preferences of the shares of the series so established to the full extent allowable by law except insofar as such rights and preferences are fixed herein. Such authorization in the Board of Directors shall expressly
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      include the authority to fix and determine the relative rights and preferences of such shares in all respects including, without limitation, the following:

            1.    the rate of dividend;

            2. whether shares can be redeemed or called and, if so, the redemption or call price and terms and conditions of redemption or call;

            3. the amount payable upon shares in the event of dissolution, voluntary and involuntary liquidation or winding up of the affairs of the Corporation;

            4. purchase, retirement or sinking fund provisions, if any, for the call, redemption or purchase of shares;

            5. the terms and conditions, if any, on which shares may be converted into Common Stock or any other securities;

            6. whether or not shares have voting rights, and the extent of such voting rights, if any; and

            7. whether shares shall be cumulative, non-cumulative, or partially cumulative as to dividends and the date from which any cumulative dividends are to accumulate.

            FIFTH: The name and mailing address of the incorporator is Gregg J. Berman, Esq., c/o Fulbright & Jaworski L.L.P., 666 Fifth Avenue, New York, New York 10103-3198.

            SIXTH: The Corporation is to have perpetual existence.

            SEVENTH: In furtherance and not in limitation of the powers conferred by statute, the board of directors is expressly authorized to make, alter or repeal the by-laws of the Corporation.

            EIGHTH: Meetings of stockholders may be held within or without the State of Delaware, as the by-laws may provide. The books of the Corporation may be kept (subject to any provision of the GCL) outside the State of Delaware at such place or places as may be designated from time to time by the board of directors or in the by-laws of the Corporation. Election of directors need not be by written ballot unless the by-laws of the Corporation shall so provide.

            NINTH: Whenever a compromise or arrangement is proposed between this Corporation and its creditors or any class of them and/or between this Corporation and its

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      stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this Corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for this Corporation under the provisions of Section 291 of the GCL or on the application of trustees in dissolution or of any receiver or receivers appointed for this Corporation under the provisions of Section 279 of the GCL, order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this Corporation as consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of this Corporation, as the case may be, and also on this Corporation.

            TENTH: The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or thereafter prescribed by statute, and all rights conferred on the stockholders herein are granted subject to this reservation.

            ELEVENTH: A director of this Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for the breach of any fiduciary duty as a director, except (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders,
      (ii) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the GCL, as the same exists or hereafter may be amended, or (iv) for any transaction from which the director derived an improper personal benefit. If the GCL is amended after the date of incorporation of the Corporation to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the GCL, as so amended.

            Any repeal or modification of the foregoing paragraph by the stockholders of the Corporation shall be prospective only, and shall not adversely affect any limitation on the personal liability of a director of the Corporation existing at the time of such repeal or modification.

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            I, THE UNDERSIGNED, being the sole incorporator as named above, for the purpose of forming a corporation pursuant to the GCL, make this Certificate, hereby declaring and certifying that this is my act and deed and the facts herein stated are true, and accordingly have hereunto set my hand this 15th day of November, 1996.

                                          s/Gregg J. Berman
                                          ---------------------------------
                                          Gregg J. Berman, Esq.
                                          c/o Fulbright & Jaworski L.L.P.
                                          666 Fifth Avenue
                                          New York, New York 10103-3198

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            CERTIFICATE OF AMENDMENT OF CERTIFICATE OF INCORPORATION

                                       OF

                       4FRONT SOFTWARE INTERNATIONAL, INC.


                                    * * * * *

            It is hereby certified that:

            1. The name of the corporation (hereinafter called the "corporation") is 4Front Software International, Inc.

            2. The certificate of incorporation of the corporation is hereby amended by striking out Article First thereof and by substituting in lieu of said Article the following new Article:

                  "The name of the corporation is 4Front Technologies, Inc."

            3. The amendment of the certificate of incorporation herein certified has been duly adopted in accordance with the provisions of Sections 228 and 242 of the General Corporation Law of the State of Delaware.

Signed and attested to on October ____, 1997.


                                        ________________________________
                                        Mark Ellis
                                        President

Attest:


_________________________________
Craig Kleinman
Secretary